UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         January 24, 2008

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

ScanSource, Inc. (the “Company”) announced today that it received written notice from the United States Securities and Exchange Commission (“SEC”) that the investigation concerning the Company’s historical stock option grant practices had been completed and that no enforcement action was recommended.

As previously announced, the Company received an informal request from the SEC for information on its historical stock option grant practices. A special committee consisting of independent members of the Company’s Board of Directors conducted a review of these practices. On January 19, 2007, the Company announced the completion of this independent review, which did not conclude that current senior management, the former CEO, or the members of the Compensation Committee engaged in intentional misconduct in the administration and oversight of the Company’s stock option program. The Company presented the results of this independent review to the SEC.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by ScanSource, Inc. on January 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: January 24, 2008	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of Registrant dated January 24, 2008